Exhibit 10.(i)(K)(1)
March 20, 1996




The Industrial Bank of Japan, Limited
Chicago Branch
227 W. Monroe Street
Suite 2600
Chicago, IL  60606

Re: Amendment to and Approval under the Term Loan Agreement dated as of September 29, 1995 between Montgomery Ward &
     Co., Incorporated and The Industrial Bank of Japan, Limited,
     Chicago Branch (the "Term Loan Agreement").

Gentlemen:

This letter constitutes an agreement amending the Term Loan Agreement in certain respects. All terms when capitalized and used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Term Loan Agreement.

The Company, GE Capital, MWCC and Monogram Credit Card Bank of Georgia ("Monogram"), a subsidiary of GE Capital, intend to replace the existing arrangements between MWCC and the Company relative to the acquisition of receivables generated from the sale of merchandise to the Company's customers as set forth in the MWCC Receivables Purchase Agreement. Attached is a Confidential Memorandum of Understanding, dated as of March 14, 1996, between the Company and GE Capital (the "Memorandum of Understanding") outlining the new arrangement (the "Credit Program"). The Credit Program will be formalized in an agreement or agreements between Monogram and the Company (the "Monogram Agreement"), an agreement or agreements between GE Capital and the Company (the "GE Capital Agreement") and possibly an agreement or agreements between MWCC and the Company (the "MWCC Agreement"). GE Capital will guarantee the performances of the respective obligations of Monogram and MWCC under the Monogram Agreement and the MWCC Agreement, if any (collectively, the "GE Capital Guaranties"). Upon the execution of the GE Capital Agreement, the Monogram Agreement and the MWCC Agreement, if any (together with the GE Capital Guaranties, collectively, the "Retail Credit Program Agreement"), the existing MWCC Receivables Purchase Agreement shall be terminated.

By the execution hereof, the Bank hereby approves (i) the execution of the Retail Credit Program Agreement provided the Retail Credit Program Agreement embodies in all material respects the terms outlined in the Memorandum of Understanding except for such changes in such terms or additions to such terms as the Company may approve provided such changes or additions shall not materially adversely affect the Bank and (ii) the termination of the existing MWCC Receivables Purchase Agreement provided that such termination is concurrent with the execution and effective upon the effective date of the Retail Credit Program Agreement.

Within 30 days after the execution of the Retail Credit Program
Agreement and the termination of the existing MWCC Receivables
Purchase Agreement, the Company will deliver a copy of the Retail
Credit Program Agreement to the Bank certified as true and correct by an Authorized Officer on behalf of the Company.

In consideration of the Bank's approval of the execution of the Retail Credit Program Agreement and the termination of the existing MWCC Receivables Purchase Agreement, the Company and the Bank agree that effective upon the execution of the Retail Credit Program Agreement and the termination of the MWCC Receivables Purchase Agreement, on the terms set forth in this letter agreement, the Term Loan Agreement is hereby amended as follows:

1. Section 1.1 of the Term Loan Agreement is amended by (i) deleting the definition of the MWCC Receivables Purchase Agreement, (ii) by substituting "Retail Credit Program Agreement" for "MWCC Receivables Purchase Agreement" in the definition of Material Litigation and (iii) by adding the following definitions:

          "GE Capital Parties" means GE Capital, Monogram and
          MWCC.

          "Monogram" means Monogram Retail Credit Card Bank of
          Georgia, a subsidiary of GE Capital.

          "Memorandum of Understanding" means the "Memorandum of Understanding" as defined in that certain letter agreement dated March 20, 1996 between the Company and the Bank.

          "Retail Credit Program Agreement" means the "Retail Credit Program Agreement" as defined in that certain letter agreement dated March 20, 1996 between the Company and the Bank, as such Retail Credit Program Agreement may be amended, modified or supplemented from time to time in a manner which does not result in an Event of Default under Section 13.1(i)."

          "Seller Notes" means the Seller Notes as defined in and issued pursuant to the Account Purchase Agreement between the Company and MWCC dated as of June 24, 1988, as amended (including any amendments thereto pursuant to the Retail Credit Program Agreement), together with the Loss Note referred to in the Memorandum of Understanding and issued pursuant to the Retail Credit Program Agreement.

2.   Sections 11.1(i), 11.2(a) and 15.3(c) of the Term Loan
     Agreement are each amended by substituting "Retail Credit
     Program Agreement" for "MWCC Receivables Purchase Agreement" wherever such term appears therein.

3. Section 13.1(i) of the Term Loan Agreement is amended to read in its entirety as follows:

               (i) Retail Credit Program Agreement. (i) An amendment which materially adversely affects the Bank shall be made to the Retail Credit Program Agreement without the prior written consent of the Bank, including, without limitation, any amendment to any provision thereto which secures any Seller Notes (other than as permitted by clause (ii) of this Section 13.1(i) or provides for the mandatory payment of such Seller Notes on a date earlier than the date on which such Seller Notes are payable as at March 14, 1996 (except as otherwise contemplated in the "Loss Note Section" of the Memorandum of Understanding), or (ii) any of the Seller Notes shall be secured by any property or rights other than the receivables sold or financed under the Retail Credit Program Agreement, and collections and offset rights thereunder, or (iii) the Retail Credit Program Agreement shall fail to remain in full force and effect, or (iv) any default by the Company under the Retail Credit Program Agreement (after the expiration of any applicable grace period) shall occur and be continuing which has not been waived by the GE Capital Parties and which provides the GE Capital Parties thereunder with the right to terminate obligations of the GE Capital Parties to purchase customer receivables thereunder from the Company and to extend credit to the customers of the Company pursuant thereto, or (v) the Company or the GE Capital Parties shall give notice of termination or take any action to terminate thereunder (other than the notice to terminate the Retail Credit Program Agreement at the expiration of the term thereof (or such term as extended pursuant thereto) and other than a termination by the Company pursuant to which a wind down or transition of at least one year is provided).

4. Section 15.3 of the Term Loan Agreement is amended by substituting "GE Capital Parties" for "MWCC".

Except as hereinabove expressly provided, all the terms and provisions of the Term Loan Agreement shall remain in full force and effect and all references therein and in any related documents to the Term Loan Agreement shall henceforth refer to the Term Loan Agreement as amended by this letter agreement. This letter agreement shall be deemed incorporated into, and a part of, the Term Loan Agreement.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This letter agreement shall be governed by and construed in accordance with the law of the State of Illinois.

If the foregoing is acceptable, please evidence your agreement thereto by your execution of the duplicate original hereof in the space provided below and your returning the same to me at Montgomery Ward & Co., Incorporated, 844 N. Larrabee, 5-3,
Chicago, IL 6067l.

                         MONTGOMERY WARD & CO., INCORPORATED



                         BY  /S/ Carol J. Harms
                           Carol J. Harms
                           Vice President & Treasurer


ACCEPTED AND APPROVED:


THE INDUSTRIAL BANK OF JAPAN, LIMITED,
CHICAGO BRANCH



By:  /S/ Hiroaki Nakamura
Name:   Hiroaki Nakamura
Title:  Joint General Manager

                                                             Confidential
                                                                  3/14/96
                     Montgomery Ward Credit Program
                       Memorandum of Understanding

Summarized below are the principal terms and conditions agreed to by Montgomery Ward & Co., Incorporated (MW) and General Electric
Capital Corporation (GECC) pursuant to which the MW Credit
Program will be transferred to the Monogram Credit Card Bank of Georgia (Bank) and thereafter serviced by the Bank. This memorandum describes the basic business deal, but does not include all the terms and conditions to be included in the definitive documentation governing the arrangement.

Cardholder Terms & Conditions

*APR: A Fixed Annual Percentage Rate (APR) of 22.6% will be charged on entire account balances subject to standard 1/40th payment terms after a trigger purchase except for:
                      Starter Cards (including  Marginal
                           accounts) - 26%
                      Chairman s Cards presently at an APR of
                           either 14.9% or 16.9% - no change
                      Iowa - 19.8%, Wisconsin - 18.0% (both  opt
                           out  states)
                      California, Illinois, Montana, Oklahoma,
                           Maine, Wyoming, Arkansas, Alabama,
                           Alaska - only new purchases will be
                           billed at exported rates.
                      Foreign Accounts - no change
                      1/50th extended payment terms - applicable
                           1/40th APR less one (1) basis point
                      Home Improvement - no change

              Trigger purchases will begin in May for
              approximately 90% of card base; new APRs will be effective with the next billing.

              To the extent that new Signature product sales can be identified, these purchases will be treated as trigger purchases. Signature renewals, product service renewal sales and any insurance sales will not be considered trigger purchases.

              Dual Balance Acount Treatment
              Prior to a trigger purchase, all dual balances
              will continue to be billed as before.  Upon the
              trigger purchase, the entire balance will be
              assessed at 22.6% except in  California,
              Illinois, Montana, Oklahoma, Wyoming, and
              Arkansas where existing balances will be
              collapsed to the lower APR.  In Connecticut,
              Minnesota, Pennsylvania, and South Dakota, APRs
              lower than 18% will remain and any APRs at 18%
                            or above will increase to 22.6%.
*Late Fees:   Trigger purchase required before assessment of
              exported late fee.

              Trigger purchases begin in April 1996 for approximately 90% of cardholders, new fees will be effective on May delinquent bills.

              Late fee of $15 per late/missed payment to be
              charged except for:
                 - California,Iowa,New Jersey,Wisconsin - $10
                 - Pennsylvania - $12
                 - Indiana - $14.50
                 - Missouri - $10 or $5 if payment less than
                   $25
                 - Texas, Puerto Rico - $0 (zero)
                 - Foreign Accounts - $0 (zero)

              A "silent" five day grace period applies except for:
                 - California, Indiana, Colorado, DC,
                   Oklahoma, Utah, Missouri, New Jersey - 10 days
                 - Iowa - 30 days
                 - Pennsylvania - 34 days

              A "real" five day grace period in Wisconsin.

              California, Maine, and Wyoming require pay down of entire existing balance prior to assessing an exported late fee.

*Payment Terms:  Except for Starter Cards (including  Marginal accounts), scheduled payment terms will remain unchanged at standard 1/40th, $10.00 minimum and extended 1/50th, $10.00 minimum on big ticket purchases (presently greater than $400 for initial purchases and $200 for add-on purchases). Starter Cards (including
               Marginal  accounts) to remain at 1/40th, but
              scheduled minimum payment will be increased from $10.00 to $20.00.

              (Bank policy requires 90% of minimum payment due to prevent an account from becoming delinquent or aging further. This represents an increase from the current policy which requires 50% of minimum payment due.)

Client Program Agreement

*Term: New 15-year with 10 year written termination notice from date of contract execution.
              (Effectively extending current expiration date by five years, from December 31, 2006 to
                            December 31, 2011).
*Maximum
    Investment: The maximum investment amount will be increased from $6.0 Billion to $7.0 Billion.

Pricing: No change in non-promotional credit sales - will continue to be settled at face amount
              (zero discount).

              No change in Starter Card monthly and annual settlements - a 2.00% discount will continue to be charged monthly in those states where the billed APR is less than 26%. Also, no change in either no interest/no payment promotions or after-the-fact-free (AFF) promotions - will continue to be billed at 17.14% annualized rate. No interest/no payment promotions will be billed monthly and AFF will be billed at time of finance charge reversal.

              No change in overlimit transactions - MW pays certain incremental charges associated with selected overlimit transactions.

*Promo Reserve:  To comply with regulatory requirements that
              Bank not carry any interest-free loans, MW will provide advance funding to Bank for the purpose of establishing a reserve equivalent to two months of estimated promotional finance charge revenues, which is expected to be approximately $3.5MM. Currently, a two month lag exists between the cardholder billing date and receipt of settlement payments from MW. The two-month reserve requirement will be reviewed and adjusted semi-annually if necessary.

Money Costs:  Current money cost pass-through provision will continue to apply - no money cost pass-through unless the blended rate exceeds 10% as specified in the current contract.

*Operating Expenses:  No change from current contract - all
              operating expenses, with the exception of marketing administration, credit merchandising, and in-store credit services, will be borne by Bank.

              Incremental "Signature only" operating expenses to be billed to Signature including 10% mark-up per current Signature letter agreement.

*Credit Marketing
   Expenses:  MW will pay vendor invoices directly as
              received.  Monthly, Bank will credit MW for (a)
              39 basis points of that month s credit sales
              plus a flat payment of $416,667, less (b) the
              lesser of five hundredths   percent (.05%) of
              the year-to-date credit sales or the year-to-date actual credit merchandising expenses, reduced by the amounts paid year-to-date through the previous month for credit marketing administration expenses.

*Competitive
   Credit Offerings:  GECC will have the right of first
              refusal on all new credit programs and products
              (i.e., co-branded cards, affinity cards, secondary sourcing, etc.)


Cross Marketing: Signature will continue to receive 100% of all revenues generated from the sale of Signature products and services. MW will continued to received 100% of all revenues generated from the billing statement insert programs.

*Revenue Sharing:     Upon conversion of the MW Credit Program to
              the Bank, incremental revenues resulting from the exportation of APRs and late fees will be realized by the Bank. Both MW and GECC agree to share such incremental realized revenues, as well as any incremental realized revenues that may occur due to increases in APRs or late fees in the future. Notwithstanding the above, there exists several previously agreed to revenue sharing arrangements between the parties.

              Going forward, a revenue sharing program will be developed which retains all previously agreed to revenue sharing arrangements.

              All incremental revenues realized from the Bank conversion (exportation of APRs and late fees) will be applied in the following order:

                 (1)To cover both parties out-of-pocket Bank
                   conversion expenses
                 (2)To cover all parties incremental ongoing
                   expenses including costs as applicable to comply with Section 106 of the Bank
                   Holding Company Act Amendments of 1970
                   (Section 106), FDIC insurance, bank
                   overhead assessment, increased
                   state income tax rate, and MW s potential
                   loss of sales tax recapture benefits
                 (3)To cover any litigation and judgment
                   expenses arising from legal actions
                   related to the Bank conversion
                 (4)To cover both parties current year
                   unrestricted losses above 5.00%, including layers of loss rollbacks beginning in ' 97
                 (5)   To cover MW s current year losses
                   between  3.9% and 5.00%
                 (6)  To MW to pay off loss sharing note (due
                      date to be extended beyond 2/98)
                 (7)  Remaining revenues shared 20% MW and 80%
                           GECC

                 Either State or Federal law changes may
                 impact expected incremental revenues. MW and GECC agree that any additions or takeaways will affect the total pool of revenue available for sharing.

*Loss Sharing:   No change from current program agreement
                 except that losses over 8.0%, if any, are included in the revenue sharing application
                 (item #4). However, Bank write-off policy requires that accounts be written off at 7 payments due rolling 8 payments due (6 months past due). Currently, MWCC writes off at 14 payments due rolling 15 payments due (13 months past due).


                 To spread out the effect of conforming with
                 Bank write-off policy, for contractual loss
                 sharing purposes, write-off timing will be
                 accelerated as follows:
                                     Write-off At:
                      1996           14 Due Rolling 15 (no
                                     change)
                      1997           11 Due Rolling 12
                      1998           9 Due Rolling 10
                      1999           8 Due Rolling 9
                      2000 & Beyond  7 Due Rolling 8

                 In any event, finance charges and late fees will no longer be assessed on accounts once those accounts have rolled 8 payments due. CSP insurance may be assessed. If CSP insurance is assessed, the Signature Group agrees to pay 100% of related incremental losses.

                 Starter Card losses will be shared as in the current agreement. However, MW will make a minimum annual cash payment to GECC equal to MW s share of Starter Card losses beginning in 1997 (see Loss Note below).

*Loss Note:      The term of the note will be extended from
                 February, 1998 to February, 2003. MW will continue to pay interest on the note annually and may continue to add to the note during the 1996 transition year. Notwithstanding prior contractual agreements, MW agrees to apply its share of revenues from the 1992 rate increases in Texas, Florida, and Washington to the note balance, as well as the late fee increases effective 2/95 and 10/95, including MW s share of incremental late fees generated during the entire year of 1996. In addition, MW will pay towards the note at the end of 1996 the greater of $25 million or its share of Starter Card losses.
                 In each of the years 1997 through 2000, MW will pay the amount specified below, plus its share of Starter Card losses. In all years beyond 2000, MW will continue to pay cash equivalent to its share of Starter Card losses, and any non-Starter Card loss sharing greater than the incremental revenues per the revenue sharing application (items #4 & #5).
                 Any incremental revenues per the revenue sharing application (item #6) will be applied towards the note balance. Based upon current projections, this payment application will pay off the note by 2002. MW will pay any remaining note balance in February, 2003 in cash.

                                Required Note Payment:
                      1997           $28MM
                      1998           $24MM
                      1999           $23MM
                      2000           $17MM




*Out-of-Pocket Bank
   Conversion Expenses:         All one-time, non-recurring conversion
                 expenses incurred by either party will be funded with incremental revenues generated from the exportation of

                 APRs and late fees per the revenue sharing application (item #1). Such expenses will include legal expenses, systems programming expenses, cardholder notification costs, obsolescence costs (MWCC stationery, card carriers, etc.) and any operations-related relocation/transfer expenses.

*Incremental Ongoing
   Expenses:     All incremental ongoing expenses associated
                 with the Bank conversion incurred by either party will be funded with incremental revenues generated from the exportation of APRs and late fees per the revenue sharing application (item #2). Such expenses will include any costs to comply with Section 106, Bank s FDIC insurance and overhead, GECC s increased state income taxes, and MW's potential loss of sales tax recapture benefits.




                 *  Denotes change from current Program Agreement.

Notwithstanding the above, Montgomery Ward Credit Corporation
(MWCC) will continue to purchase accounts and related indebtedness from MW up to and including the date of the transfer
(currently targeted for April 1, 1996). Thereafter, the Bank will extend credit directly to MW cardholders.

This memorandum reflects the terms and conditions upon which the MW Credit Program will be transferred to the Bank. It is not intended to be all inclusive and the transactions contemplated hereby are subject to the receipt of all necessary approvals and the negotiation, execution and delivery of final documentation acceptable to both parties and their respective counsel. GECC will guarantee the Bank s performance in the same manner as it did for MWCC under the existing MW Credit Program.

It is understood that this memorandum contains confidential information that should not be disclosed other than to those who have a specific need to know, including those whos approval is required to allow for the completion of the transaction.

                         General Electric Capital Corporation



                                     /S/ GAIL N. LANIK

                                Name:  Gail N. Lanik
                                Date:  March 14, 1996


Agreed to and Accepted by:

Montgomery Ward & Co., Incorporated



    /S/ JOHN L. WORKMAN
Name:  John L. Workman
Date:  March 15, 1996